Exhibit 4.3

COMMON STOCK WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

WARRANT NO.

Dated:             ,

VOID AFTER:             ,

Warrant To Purchase

(            ) Shares (the “Shares”) of Common Stock

WARRANT TO PURCHASE COMMON STOCK

OF

BASIN WATER, INC., a California Corporation

This warrant (the “Warrant”) certifies that, for value received, the Warrant Holder is entitled, subject to the terms set forth below, to purchase from the Company the number set forth above of fully paid and nonassessable Shares at the Share Price at any time or from time to time from the date of this Warrant to and including the Expiration Date such price and number of shares being subject to adjustment as provided herein. The right to exercise this Warrant shall expire at the close of business on the Expiration Date.

1. DEFINITIONS. As used in this Warrant, the following terms, unless the context requires otherwise, have the following meanings:

1.1 “Company” means Basin Water, Inc., a California corporation, and any corporation that shall succeed to or assume the obligations of Basin Water, Inc. under this Warrant.

1.2 “Common Stock,” when used with reference to stock of the Company, means all shares, now or hereafter authorized, of the class of the Common Stock of the Company presently authorized and stock of any other class into which those shares may later be changed.

1.3 “Corporations Code” refers to the sections of the California Corporations Code.

1.4 “Expiration Date” means the “Void After” date above set forth.

1.5 “Opinion of Counsel” means a written opinion, signed by legal counsel, who may be an employee of, or of counsel to, the Company or other counsel satisfactory to the Company.

1.6 “Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission, or any other federal agency then administering the Securities Act, under that legislation, all as they may be in effect at the time.

1.7 “Share Price” means the price per share of                      ($            ), payable in United States currency.

1.8 “Subscription” means the form attached hereto, designated Exhibit “A” and incorporated herein by reference.

1.9 The terms “Warrant Holder,” “Holder of Warrants,” “Holder,” or similar terms when the context refers to a holder of the warrants, mean                                 , a                                 , or its registered assigns, and/or anyone who at the time is the registered holder of the Warrant.

2.	FEDERAL SECURITIES REGULATION

2.1 Representations. The Warrant Holder represents, by accepting this Warrant, that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act and understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws or “Blue Sky” laws and are being offered and sold to the Warrant Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Warrant Holder further understands that the Shares have not been qualified under the California Corporations Code (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law, which exemption depends upon, among other things, Warrant Holder’s representations made herein. The Warrant Holder further represents to the Company that he is acquiring this Warrant and will acquire any securities issuable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, and agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Securities Act and any applicable state securities laws or “Blue Sky” laws or (ii) this Warrant or any such securities are (x) sold or otherwise transferred in whole, or if sold or otherwise transferred in part, in increments of                                  (                ) Shares, and (y) the Warrant Holder has delivered to the Company an opinion of counsel reasonably satisfactory to the Company, at Warrant Holder’s expense, that such sale or transfer is made pursuant to one or more exemptions from the Securities Act pursuant to Section 2.3 below.

2.2 Non-Registered Securities. The sale or other transfer of the Warrant is greatly restricted because the Warrant will not be registered for sale under the Securities Act or qualified for sale under any state securities laws, and may therefore have to be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state laws or an exemption from such registration or qualification is available. No market may exist for the Warrant and it is unlikely that any substantial market will develop. Investors who do not wish or who are financially unable to remain as Warrant Holders for a substantial period of time are advised against investment in the Warrant offered hereby. No market for the resale of the Warrant is expected to develop in the foreseeable future. There are no registration rights associated with the Common Stock of the Company.

2.3 Restriction on Transferability of Warrants. The Shares authorized under the Warrant are “Restricted Securities” as that term is defined in Rule 144 under the Securities Act, and accordingly, the Shares must be held unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or exemptions from such registration or qualification are available. The Company is under no obligation to register the Shares authorized under the Warrant under any securities law. If, at the time of any exercise, transfer, or surrender for exchange of any of this Warrant or of Common Stock issued on the exercise of the Warrant, such Warrant or Common Stock is not registered under the Securities Act, the Company may require, as a condition to allowing that exercise, transfer, or exchange, that the holder or transferee of this Warrant or Common Stock, furnish to the Company such information as, in the opinion of its counsel, is reasonably necessary to establish that the exercise, transfer, or exchange may be made without registration under the Securities Act. That information shall include a written statement that the holder is purchasing the Common Stock or that the transferee is acquiring the Warrant or Common Stock for such holder’s or transferee’s own account, for investment and not with a view to the sale or distribution of the Warrant or Common Stock nor with any then-present intention of distributing or selling the Warrant or Common Stock. Any such Warrant or Common Stock certificate may, at the Company’s sole option and discretion, include any legend considered necessary or desirable to comply with the Securities Act.

2.4 Additional Representations of the Holder. The Holder further hereby represents and warrants to the Company as follows:

2.4.1 Purchase Entirely for Own Account. By the Holder’s execution of this Warrant, the Holder hereby confirms that this Warrant and the Common Stock of the Company issuable upon exercise of this Warrant (collectively, the “Securities”) shall be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant.

2.4.2 Accredited Investor. The Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

2.4.3 Restricted Securities. The Holder understands that the Securities it is and shall be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, as more particularly set forth above in Section 2.2, under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, as more particularly set forth above in Section 2.3, the Holder represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

2.4.4 Legends. The Holder understands that the certificate or certificates evidencing the Securities may bear one or all of the following legends:

(a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Corporations Code.

(c) Any legend required to be placed on the Securities purchased by investors in any future sale or offering of any Securities.

3.	EXERCISE OF THE WARRANT

3.1 Exercising Rights Under the Warrant.

3.1.1 Cash Exercise. A Warrant Holder may exercise it in full by surrender of this Warrant, with the Subscription, duly executed by the Warrant Holder, to the Company at its principal office at 8731 Prestige Court, Rancho Cucamonga, CA 91730, accompanied by payment in the amount obtained by multiplying the Share Price by the number of Shares of Common Stock specified on the face of this Warrant, subject to Sections 3.3 and 4 below.

3.1.2 Form of Payment. Payment for Shares where this Warrant is exercised pursuant to Section 3.1.1 above may be in cash or by cashier’s or certified check payable to the order of the Company.

3.1.3 Partial Exercise. The Warrant Holder may exercise in part by surrendering the Warrant, accompanied by payment as provided above, except that the amount payable by the Warrant Holder on such partial exercise shall be the amount obtained by multiplying the Share Price by the number of Shares of Common Stock, not to exceed the number specified on the face of this Warrant, subject to Sections 3.2 and 4 below, designated by the holder in the Subscription at the end of this Warrant. On partial exercise, the Company shall promptly issue and deliver to the Holder of this Warrant a new Warrant or Warrants of like tenor in the name of that Warrant Holder, providing for the right to purchase that number of Shares of Common Stock for which this Warrant has not been exercised.

3.1.4 Cashless Exercise. In lieu of exercising this Warrant as specified in Section 3.1.1, the Warrant Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares having an aggregate fair market value on the date of such exercise equal to the difference between (a) the fair market value of the number of shares of Common Stock subject to this Warrant designated for exercise by the Holder hereof on the date of the exercise and (b) the aggregate Share Price for such shares in effect at such time. The “fair market value” of a share of Common Stock (for all purposes of this Warrant) shall be (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of the Common Stock on such exchange over the twenty (20) trading day period ending three (3) trading days prior to the date of exercise, (b) if the Common Stock is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid price for the Common Stock over the twenty (20) trading day period ending three (3) trading days prior to the date of exercise, or (c) if there is no active public market for the Common Stock, (i) if within ninety (90) days prior to the date of exercise an arm’s-length transaction shall have been consummated between the Company and a person other than an affiliate of the Company, in which transaction the fair market value of a share of Common Stock shall have been determined, such fair market value, or (ii) if no such transaction shall have been consummated within ninety (90) days prior to the date of exercise, an amount equal to the value of the Common Stock most recently determined by the Company’s Board of Directors in good faith, increased at the same pro rata rate from the date of the most recent determination of such fair market value as was realized during the equivalent time period following the second most recent determination thereof. If the Holder of this Warrant exercises this Warrant contingent upon the closing of a public offering, the “fair market value” of a share of Common Stock on the date of exercise shall be equal to the initial price to the public specified in the final prospectus with respect to such public offering. The following diagram illustrates how many shares would then be issued upon exercise pursuant to this Section 3.1.4:

Let	FMV = Fair market value per Share at date of exercise.

PSP = Per share Share Price at date of exercise.

N = Number of Shares desired to be exercised.

X = Number of Shares issued upon exercise.

X = (FMV)(N)-(PSP)(N)

FMV

Upon the Warrant Holder’s cashless exercise pursuant to this Section 3.1.4, the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash consideration) that number of Shares of Common Stock computed using the formula provided in this Section 3.1.4.

3.2 Company’s Obligations Upon Exercise. At the time this Warrant is exercised, the Company will, at the Warrant Holder’s request, acknowledge in writing its continuing obligation to afford to that Holder any rights to which that Warrant Holder shall continue to be entitled after such exercise in accordance with this Warrant, provided that, if the Holder fails to make such request, that failure shall not affect the Company’s continuing obligation to afford to such Holder any such rights.

3.3 Delivery of Stock Certificate. As soon as possible after full or partial exercise of this Warrant, the Company at its expense will cause to be issued in the name of, and delivered to the Warrant Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which that Warrant Holder shall be entitled on such exercise, together with any other securities and property to which that Holder is entitled on such exercise under the terms of this Warrant. No fractional share will be issued on exercise of rights to purchase under this Warrant. If on any exercise of this Warrant, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the fair market value of one Share as determined in good faith by the Board of Directors of the Company.

4.	ANTIDILUTION PROVISIONS

4.1 Stock Splits and Combinations. If the Company at any time subdivides (including a stock dividend payable in any class of the stock of the Company) or combines its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, be evidence of the right to purchase the number of Shares of Common Stock that would have been issuable as a result of that change with respect to the Shares of Common Stock that were purchasable under this Warrant immediately before that subdivision or combination. If the Company at any time subdivides the outstanding shares of Common Stock, the Share Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company at any time combines the outstanding shares of Common Stock, then the Share Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this provision shall become effective at the close of business on the date of the subdivision or combination becomes effective.

4.2 Reclassifications, Exchanges, and Substitutions. If the Common Stock issuable in exercise of this Warrant is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, other than a subdivision or combination of shares, provided for above, the Warrant Holder shall, on the exercise of the Warrant, be entitled to purchase, in lieu of the Common Stock that such Warrant Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of Shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3 Reorganizations, Mergers, Consolidations, or Sale of Assets. If at any time there is a capital reorganization of the Company’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere in this Warrant), or a merger or consolidation of the Company with or into another corporation or other such entity, or the sale of all or substantially all of the Company’s properties and assets as, or substantially as, an entirety to another person, then, as a part of such reorganization, merger, consolidation, or sale, the Company shall give the Warrant Holder at least thirty (30) days’ prior notice of such event. Warrant Holder shall have the right to exercise this Warrant in whole or part, pursuant to the terms hereof, prior to such event. If Warrant Holder does not exercise this Warrant in full prior to such event, then the Warrant Holder’s rights hereunder shall cease and be of no further force or effect, unless, in the sole discretion of the Board of Directors of the Company, provision is made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant, during the period specified in this Warrant and on payment of the Share Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor company resulting from such merger or consolidation, to which a Holder of the Common Stock deliverable on exercise of this Warrant would have been entitled on that event if this Warrant had been exercised immediately before that event. In such case, appropriate adjustment, as determined by the Company’s Board of Directors, shall be made in applying this Warrant to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that this Warrant, including adjustment of the Share Price then in effect and number of shares purchasable on exercise of this Warrant, shall be applicable after that event, as near as reasonably may be, in relation to any Shares or other property deliverable after that event on exercise of this Warrant. The Company shall within thirty (30) days after making such adjustment, give written notice, by first class mail, postage prepaid, to the registered Holder of this Warrant at the address of that Holder, as shown on the Company’s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and shall specify the Share Price then in effect after the adjustment and the increased or decreased number of purchasable Shares on exercise of this Warrant. When appropriate, advance notice may be given and included as part of the notice required under other provisions of this Warrant.

4.4 Prior Notice. If: (a) the Company shall pay any dividend payable in Common Stock (to the extent not covered by Section 4.1) or make any other distribution to the holders of its Common Stock, other than a dividend in Common Stock exempt from the adjustment provisions of this Warrant, or a cash distribution to the extent that the aggregate of all such case dividends paid or declared after the date of this Warrant does not exceed the net income of the Company earned after that date; or (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company:

Then, in each such case the Company shall give at least fifteen (15) days prior written notice, by first class mail, postage prepaid, to the registered Warrant Holder at the address of that Warrant Holder shown on the books of the Company, of the date as of which the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, or the date as of which the dissolution, liquidation, or winding up shall take place. That notice also shall specify the date as of which the holders of the Common Stock of record shall either participate in that dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable on such dissolution, liquidation, or winding up, on which date, in the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Company, the right to exercise this Warrant shall cease.

4.5 Good Faith Provision. The Company covenants that it will not intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but it will at all times in good faith assist in carrying out all those terms and take all action necessary or appropriate to protect the rights of the holder of this Warrant against dilution or other impairment.

5.	MISCELLANEOUS PROVISIONS

5.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available, solely for issuance on exercise of this Warrant, all Shares of Common Stock or other securities from time to time issuable on exercise of this Warrant.

5.2 Listing on a Stock Exchange. If the Company at any time lists any Common Stock or other securities of the same class as those issuable on exercise of this Warrant on any national securities exchange, or include these in the NASDAQ Stock Market (the “NASDAQ”), the Company will, at its expense, simultaneously list on that exchange, or include in NASDAQ, an official notice of issuance on exercise of this Warrant and maintain such listing or inclusion of all Shares of Common Stock or other securities from time to time issuable on exercise of this Warrant, for so long as the Common Stock or other such securities are so listed.

5.3 Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of such occurrence, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilations, on surrender and cancellation of this Warrant, the Company, at the Warrant Holder’s expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

5.4 Transfer. Warrant Holder may assign this Warrant for the aggregate number of Shares that have not been previously exercised, but in no event in excess of the number of Shares set forth on the first page of this Warrant, subject to compliance with the other terms and conditions hereof. On surrender of this Warrant for assignment, properly endorsed on the form of assignment at the end of this Warrant, and subject to the provisions of this Warrant on compliance with the Securities Act, the Company, at its expense, will issue a new Warrant, in such name as the Warrant Holder, on payment by the Warrant Holder of any applicable transfer taxes, may direct, calling in the aggregate on the face of such Warrant for the number of Shares of Common Stock that have not been previously exercised hereunder.

5.5 Warrant Agent. The Company may, on written notice to the Warrant Holder, appoint an agent for the purpose of issuing Common Stock or other securities on the exercise of this Warrant and of replacing or exchanging this Warrant; and after that appointment occurs, any such issuance, replacement or exchange shall be made at that office by that agent.

5.6 No Rights as a Shareholder. No Warrant Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any Warrant Holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, to give or withhold consent to corporate action, to receive notice of meetings of shareholders, or to receive dividends or subscription rights.

5.7 Modification. Except as otherwise provided in this Warrant, neither this Warrant nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing.

5.8 Controlling Law. This Warrant shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in the application of any other laws.

5.9 Attorneys’ Fees. Should the Company or the Warrant Holder of this Warrant reasonably retain counsel for the purpose of enforcing any provision of this Warrant, including without limitation instituting any action or proceeding to enforce any provision of this Warrant, for damages or injunctive or other relief by reason of any alleged breach of any provision of this Warrant, for a declaration based on rights or obligations of the Company or the Warrant Holder under this Warrant, or for any other judicial or equitable remedy, then if the matter is settled by judicial or quasi-judicial determination (including arbitration, if such arbitration is agreed to by the Warrant Holder and the Company), the prevailing party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including without limitation all attorneys’ and experts’ fees and costs for services rendered to the prevailing party and any attorneys’ fees and costs incurred in enforcing any judgment or order entered. The prevailing party shall be determined by the court (or arbitrator, if arbitration is agreed to by the Warrant Holder and the Company) in the initial or any subsequent proceeding.

5.10 Headings. Headings, titles and captions are for convenience only and shall not constitute a portion of this Warrant or be used for the interpretation thereof.

5.11 Notices. Any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon the Warrant Holder or the Company in connection with this Warrant shall be in writing. Such notice shall be personally served, sent by facsimile, sent prepaid by registered or certified mail with return receipt requested, or sent by reputable overnight delivery service, such as Federal Express, and shall be deemed given: (a) if personally served, when delivered to the Party to whom such notice is addressed; (b) if given by facsimile, when sent, provided that the confirmation sheet from the sending fax machine confirms that the total number of pages were successfully transmitted; (c) if given by prepaid or certified mail with return receipt requested, on the date of execution of the return receipt; or (d) if sent by reputable overnight delivery service, such as Federal Express, when received. Such notices shall be addressed to the individual or entity to whom such notice is to be given at the individual or entity’s address set forth below or as such individual or entity shall otherwise direct in a writing to all other individuals or entities delivered or sent in accordance with this Section.

If to Company to:	Basin Water, Inc.
8731 Prestige Court Rancho Cucamonga, California 91730 Attn: Peter L. Jensen, President Phone: (909) 481-6800 Fax No.: (909) 481-6801

If to Warrant Holder:	_________________________________
_________________________________
_________________________________
Attn: ____________________________
Phone: ___________________________
Fax No: __________________________

5.12 Severability. If any provision of this Warrant is invalid, illegal or unenforceable, the balance of this Warrant shall remain in full force and effect notwithstanding such invalidity, illegality, or unenforceability.

5.13 Execution in Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature page(s) executed by one or more of the other individuals or entities. The Company and the Warrant Holder agree that each of them may rely upon the facsimile signature of the Company or Warrant Holder on this Warrant as constituting a duly authorized, irrevocable, actual, current delivery of this Warrant as fully as if this Warrant contained the original ink signature of the Warrant Holder or the Company supplying a facsimile signature.

5.14 Market Stand-Off.

(a) Warrant Holder hereby agrees that from the earlier to occur of (i) the date of the initial public offering of the Common Stock (the “IPO”) or (ii) the first date (the “Trading Date”) on which the Common Stock (or securities received in exchange for Common Stock) trades on a national securities exchange or on the NASDAQ (a “Trading Event”) and continuing for a period of one hundred eighty (180) days thereafter or such longer period as may be requested by the underwriter or underwriters, in the case of an IPO (the “Lock-Up Period”), Warrant Holder will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities exchangeable, convertible or exercisable for shares of Common Stock purchased or acquired by Warrant Holder.

(b) In connection with any subsequent public offering of the Company’s securities, the Warrant Holder hereby agrees to be subject to a lock-up for a period of ninety (90) days or such longer period following such public offering as and if required by the underwriter or underwriters of such public offering (the “Subsequent Lock-Up Period”). The foregoing lock-ups shall be applicable regardless of whether the securities are then registered for re-sale under the Securities Act. This Section 5.14 shall be binding upon any transferee of the Warrant or the Shares.

(c) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any shares of Common Stock or securities exchangeable, convertible or exercisable for shares of Common Stock of Warrant Holder or its transferee (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

IN WITNESS WHEREOF, this Warrant is executed as of the date first above set forth.

“Company”

Basin Water, Inc., a California corporation

By:
Peter L. Jensen, President

“Warrant Holder”

By:
Its:

EXHIBIT “1”

SUBSCRIPTION FORM

TO: Basin Water, Inc.

The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant, and to purchase under that Warrant,          (not to exceed in the aggregate                      (            )) Shares of Common Stock of Basin Water Inc., a California corporation (the “Company”), and either (check (a) or (b) following) (a) [ ] herewith makes payment of $                      ($            ) per Share for those Shares, or (b) [ ] elects cashless exercise pursuant to Section 3.1.4 of the attached Warrant. As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 6(a) are true and correct as of the date of this subscription as if they had been made on such date with respect to the Shares. The undersigned further requests that the certificates for those Shares be issued in the name of, and delivered to                                     , whose address is                                                                  .

DATED:

Warrant Holder

By:
Its: